                                                                   EXHIBIT 5.3


                               VEECO STOCKHOLDERS
                                VOTING AGREEMENT

                  VEECO STOCKHOLDERS VOTING AGREEMENT (this "AGREEMENT"), dated February 29, 2000, among each of the individuals and entities listed on SCHEDULE A to this Agreement (each, a "VEECO STOCKHOLDER" and collectively, the "VEECO STOCKHOLDERS") and CVC, Inc., a Delaware corporation (the "COMPANY").

                  WHEREAS, Veeco Acquisition Corp. ("ACQUISITION"), a Delaware corporation and a wholly-owned subsidiary of Veeco Instruments Inc. ("VEECO"), and the Company propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended, supplemented or modified in accordance with its terms, the "MERGER AGREEMENT") providing for the merger of Acquisition into the Company (the "MERGER");

                  WHEREAS, capitalized terms used in this Agreement but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement;

                  WHEREAS, this Agreement is the Veeco Stockholders Voting Agreement contemplated by and referred to in the Merger Agreement;

                  WHEREAS, each Veeco Stockholder owns the number of Existing Veeco Shares (as defined) set forth opposite such Veeco Stockholder's name on SCHEDULE A hereto and the Veeco Stockholders collectively own in the aggregate 128,490 Existing Veeco Shares (as defined);

                  WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, the Company has requested that the Veeco Stockholders enter into this Agreement.

                  NOW THEREFORE, to induce the Company to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

         SECTION 1.    CERTAIN DEFINITIONS.

                  1.1. "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to securities of the same issuer.

                  1.2. "VEECO SHARES" with respect to any Veeco Stockholder, shall mean such Veeco Stockholder's Existing Veeco Shares and any Veeco Shares and/or other Equity Securities of, or equity interest in, Veeco acquired by the Veeco Stockholder in any capacity after the date of this Agreement and prior to the termination of this Agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise Beneficially Owned by such Veeco Stockholder, in each case, if and to the extent entitled to be voted.

                  1.3. "EXISTING VEECO SHARES" with respect to any Veeco Stockholder, means all Veeco Shares Beneficially Owned by such Veeco Stockholder on the date of this Agreement, in each case, if and to the extent entitled to be voted.

                  1.4. "IRREVOCABLE PROXY" shall mean a Veeco Stockholder Power of Attorney and Irrevocable Proxy in the form of EXHIBIT A attached to this Agreement.

         SECTION 2.    REPRESENTATIONS AND WARRANTIES.

                  2.1. ENTITY VEECO STOCKHOLDER REPRESENTATIONS AND WARRANTIES. Each Veeco Stockholder that is a legal entity, or otherwise not an individual Person, hereby represents and warrants to the Company as follows:

                  (a) AUTHORITY. Such Veeco Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Veeco Stockholder has all power and authority necessary to enable it to enter into this Agreement and to carry out the transactions contemplated by this Agreement and such Veeco Stockholder's Irrevocable Proxy. This Agreement and such Veeco Stockholder's Irrevocable Proxy have been duly and validly authorized, executed and delivered by such Veeco Stockholder and each constitutes such Veeco Stockholder's legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  (b) NON-CONTRAVENTION. Neither the execution and delivery of this Agreement or such Veeco Stockholder's Irrevocable Proxy, nor consummation of the transactions contemplated by this Agreement, by such Veeco Stockholder's Irrevocable Proxy or by any document to be delivered in accordance herewith or therewith will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, (i) such Veeco Stockholder's certificate of incorporation, limited partnership agreement or other organizational, governing or constating documents, (ii) any agreement or instrument to which such Veeco Stockholder is a party or by which it is bound, or (iii) any Law, or any order, rule or regulation of any court or Governmental Authority or other regulatory organization having jurisdiction over it.

                  (c) APPROVALS AND CONSENTS. No governmental filings, authorizations, approvals or Consents, or other governmental action is required for (i) the execution and delivery of this Agreement and such Veeco Stockholder's Irrevocable Proxy by such Veeco Stockholder, (ii) the performance by such Veeco Stockholder of its obligations under this Agreement and such Veeco Stockholder's Irrevocable Proxy or (iii) the consummation by such Veeco Stockholder of the transactions contemplated by this Agreement and such Veeco Stockholder's Irrevocable Proxy.

                  2.2. INDIVIDUAL VEECO STOCKHOLDER REPRESENTATIONS AND WARRANTIES. Each Veeco Stockholder that is an individual hereby represents and warrants to the Company as follows:

                  (a) AUTHORITY. Such Veeco Stockholder has full capacity and authority to enter into this Agreement and such Veeco Stockholder's Irrevocable Proxy, and to carry out the transactions contemplated hereby and thereby. This Agreement and such Veeco Stockholder's Irrevocable Proxy have been duly executed and delivered by such Veeco Stockholder and each constitutes a legal, valid and binding obligation of such Veeco Stockholder enforceable against such Veeco Stockholder in accordance with its terms.

                  (b) NON-CONTRAVENTION. None of the execution and delivery of this Agreement or such Veeco Stockholder's Irrevocable Proxy, nor consummation of the transactions contemplated by this Agreement, by such Veeco Stockholder's Irrevocable Proxy or by any document to be delivered in accordance herewith or therewith will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, (i) any agreement or instrument to which such Veeco Stockholder is a party or by which such Veeco Stockholder is bound, (ii) any Law, or any order, rule or regulation of any court or Governmental Authority or other regulatory organization having jurisdiction over such Veeco Stockholder.

                  (c) APPROVALS AND CONSENTS. No governmental filings, authorizations, approvals or Consents, or other governmental action is necessary or required (i) for the execution and delivery of this Agreement or such Veeco Stockholder's Irrevocable Proxy by such Veeco Stockholder, (ii) the performance by such Veeco Stockholder of such Veeco Stockholder's obligations under this Agreement or such Veeco Stockholder's Irrevocable Proxy or (iii) the consummation by such Veeco Stockholder of the transactions contemplated hereby or by such Veeco Stockholder's Irrevocable Proxy.

                  2.3. VEECO STOCKHOLDER REPRESENTATIONS AND WARRANTIES. Each Veeco Stockholder hereby represents and warrants to the Company as follows:

                  (a) OWNERSHIP OF EXISTING VEECO SHARES. Such Veeco Stockholder is the record and Beneficial Owner of the number of Existing Veeco Shares set forth opposite such Veeco Stockholder's name on SCHEDULE A to this Agreement. On the date of this Agreement, such Existing Veeco Shares constitute all of the Veeco Shares owned of record or Beneficially Owned by such Veeco Stockholder.

                  (b) LIENS AND RESTRICTIONS ON EXISTING VEECO SHARES. Such Veeco Stockholder owns the number of Existing Veeco Shares set forth opposite such Veeco Stockholder's name on SCHEDULE A hereto, free and clear of any Liens, claims, security interests, proxies, voting trusts or agreements, restrictions, qualifications, limitations, understandings or arrangements which would in any way restrict or impair such Veeco Stockholder's right to vote such Existing Veeco Shares in his, her or its sole discretion, or could require such Veeco Stockholder to sell or transfer any of such Existing Veeco Shares (whether upon default on a loan or otherwise) before the Effective Time.

                  (c) VOTING POWER OVER EXISTING VEECO SHARES. Such Veeco Stockholder has sole voting power and sole power to issue instructions and sole power to agree to the matters set forth in this Agreement with respect to all of such Veeco Stockholder's Existing Veeco Shares.

                  (d) SURVIVAL. The obligations of such Veeco Stockholder under this Agreement shall survive the death, disability or incapacity of such Veeco Stockholder.

                  2.4. COMPANY REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Veeco Stockholders as follows:

                  (a) AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all power and authority necessary to enable it to enter into this Agreement and to carry out the transactions contemplated by this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                  (b) NON-CONTRAVENTION. Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated by this Agreement will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, the certificate of incorporation or by-laws of the Company.

                  (c) APPROVALS AND CONSENTS. No governmental filings, authorizations, approvals or Consents, or other governmental action is required for (i) the execution and delivery of this Agreement by the Company, (ii) the performance by the Company of its obligations under this Agreement or (iii) the consummation by the Company of the transactions contemplated by this Agreement.

         SECTION 3.    COVENANTS OF THE VEECO STOCKHOLDERS.

                  3.1. VOTE FOR MERGER. At any meeting of stockholders of Veeco called to vote upon the Merger and the Merger Agreement or any of the transactions contemplated by the Merger Agreement, or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, Consent or other approval with respect to the Merger and the Merger Agreement is sought, each Veeco Stockholder's Veeco Shares shall be counted as present thereat for purposes of establishing a quorum and shall be voted or Consented (or caused to be voted or Consented) in favor of the Merger, the adoption by Veeco of the Merger Agreement and the issuance in the Merger of the Veeco Shares, other matters relating to the approval of the terms of the Merger Agreement and each of the other transactions contemplated by the Merger Agreement.

                  3.2. VOTE AGAINST CERTAIN MATTERS. Prior to the Effective Time, at any meeting of stockholders of Veeco or at any adjournment or postponement thereof or in any other circumstances upon which a Veeco Stockholder's vote, Consent or other approval is sought, such Veeco Stockholder's Veeco Shares shall be counted as present thereat for purposes of establishing a quorum and shall be voted or Consented (or caused to be voted or Consented) against any proposal or transaction involving Veeco or any of its Subsidiaries if such transaction or proposal would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement; PROVIDED, that nothing set forth in this Section 3.2 is intended or shall be construed to restrict or impair the right of a Veeco Stockholder to vote or Consent (or cause to be voted or Consented) any Veeco Shares owned of record or Beneficially Owned by such Veeco Stockholder (i) in favor of any Superior Veeco Proposal or related Veeco Acquisition Transaction or (ii) in the election of any director of Veeco.

                  3.3. EXECUTION AND DELIVERY OF IRREVOCABLE PROXIES. In order to effectuate the voting arrangements contemplated by Section 3.1 and Section
3.2 hereof, contemporaneously with the execution and delivery by the parties hereto of this Agreement, and as a condition to such execution and delivery by the Company, each Veeco Stockholder is delivering to the Company an Irrevocable Proxy duly executed by or on behalf of such Veeco Stockholder.

                 3.4. TRANSFERS; OTHER VOTING ARRANGEMENTS INCONSISTENT ACTIONS.

                  (a) TRANSFEREES BOUND. It shall be a condition precedent to any direct or indirect sale, transfer, pledge, assignment or other disposition of, or entry into any Contract, option or other arrangement with respect to the sale, transfer, pledge, assignment or other disposition of, any Veeco Shares by a Veeco Stockholder (any of the foregoing, whether voluntary or involuntary, by operation of Law or otherwise a "TRANSFER") to any Person (the "TRANSFEREE") that (A) the Veeco Stockholder desiring to effect such Transfer provide to the proposed Transferee in connection therewith a copy of this Agreement and the Irrevocable Proxy and (B) such Transferee shall agree, prior to the consummation of such Transfer, to become bound by this Agreement and such Veeco Stockholder's Irrevocable Proxy and subject to the terms, conditions and restrictions hereof and thereof in the same manner as the Veeco Stockholder desiring to effect such Transfer, by executing a writing to such effect in form and substance satisfactory to the Company.

                  (b) OTHER VOTING ARRANGEMENTS, ETC. No Veeco Stockholder shall, directly or indirectly, enter into any voting arrangement, whether by proxy, voting arrangement, voting agreement, voting trust or otherwise with respect to any Veeco Shares owned of record or Beneficially Owned by such Veeco Stockholder, other than as contemplated under and as required by this Agreement and such Veeco Stockholder's Irrevocable Proxy.

                  (c) INCONSISTENT ACTIONS; NON-INTERFERENCE. No Veeco Stockholder shall, directly or indirectly, take any action that would or could reasonably be expected to: (A) make any representation or warranty of the Veeco Stockholder contained herein untrue or incorrect, or (B) result in a breach by the Veeco Stockholder of its obligations under this Agreement, or (C) result in a breach by Veeco of its obligations under the Merger Agreement, or (D) invalidate or in any way limit the enforceability by the Proxyholders (as defined in the Irrevocable Proxy) of such Veeco Stockholder's Irrevocable Proxy, or (E) have an effect that would be inconsistent with, or violative of, any provision or agreement contained in the Merger Agreement.

         SECTION 4.    COVENANTS RELATING TO CONFIDENTIALITY AND DISCLOSURE.

                  4.1. CONFIDENTIALITY. Each Veeco Stockholder recognizes that successful consummation of the transactions contemplated by this Agreement and the Merger Agreement may be dependent upon the maintenance of strict confidentiality with respect to the matters referred to herein and therein. In this connection, pending public disclosure thereof by Veeco or the Company, each Veeco Stockholder hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement or the Merger Agreement (other than to its and to Veeco's counsel and advisors) without the prior written consent of the Company, except for filings, if any, required pursuant to the Exchange Act and the rules and regulations promulgated thereunder or disclosures that such Veeco Stockholder's counsel advises are necessary in order to fulfill such Veeco Stockholder's obligations imposed by Law, in which event such Veeco Stockholder shall give prior notice of such disclosure to the Company as promptly as practicable so as to enable the Company to seek a protective order from a court of competent jurisdiction with respect thereto or similar relief in connection therewith.

                  4.2. DISCLOSURE. Each Veeco Stockholder hereby agrees to permit Veeco and the Company to publish and disclose in the Form S-4 Registration Statement and the Joint Proxy Statement (including all documents, exhibits and schedules filed with the SEC), and any press release or other disclosure document which Veeco or the Company determine to be necessary or desirable in connection with the Merger and the transactions related thereto, such Veeco Stockholder's identity and ownership of Company Common Stock or Veeco Shares, as the case may be, and the nature of its commitments, arrangements and understandings under this Agreement and such Veeco Stockholder's Irrevocable Proxy.

       SECTION 5.      CERTAIN ADDITIONAL COVENANTS OF THE VEECO STOCKHOLDERS.

                  5.1. NO SOLICITATION. Each Veeco Stockholder shall not, and shall cause its Affiliates and Representatives not to, directly or indirectly, take any action to initiate, solicit, encourage or facilitate the making of any Veeco Acquisition Proposal or any inquiry with respect thereto, or engage in discussions or negotiations with any Person relating to any Veeco Acquisition Proposal or disclose any non-public information relating to Veeco or any Subsidiary of Veeco or afford access to the properties, books or records of Veeco or any Subsidiary of Veeco, to any Person that has made a Veeco Acquisition Proposal. A Veeco Stockholder shall notify the Company orally and in writing of any offers, proposals or inquiries received by such Veeco Stockholder relating to the purchase or acquisition by any Person of any Veeco Shares and of any Veeco Acquisition Proposal actually known to such Veeco Stockholder (including, in each case, the material terms and conditions thereof and the identity of the Person making it), within 24 hours of receipt thereof. Each Veeco Stockholder shall and shall cause its Representatives to, immediately cease and cause to be terminated any and all existing activities, discussions and negotiations, if any, with any parties conducted heretofore with respect to any Veeco Acquisition Proposal. Notwithstanding the restrictions set forth in this Section 5.1, each of Veeco and any Person (including any Veeco Stockholder) who is an officer or director of Veeco may take any action in such capacity that is consistent with the terms of the Merger Agreement.

                  5.2. RELIANCE. Each Veeco Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Veeco Stockholder's execution and delivery of this Agreement and such Veeco Stockholder's Irrevocable Proxy.

                  5.3. AFFILIATE AGREEMENT. Each Veeco Stockholder, if requested by Veeco prior to the Effective Time, will duly execute and deliver to Veeco a Veeco Affiliate Agreement contemplated by Section 5.21(b) of the Merger Agreement.

         SECTION 6.    TERMINATION.

                  6.1. TERMINATION OF AGREEMENT. The provisions of this Agreement shall terminate and be of no further force or effect upon the earlier to occur of (a) the termination of the Merger Agreement in accordance with its terms and (b) the Effective Time of the Merger.

         SECTION 7.    MISCELLANEOUS.

                  7.1. EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expense.

                  7.2. ENTIRE AGREEMENT. This Agreement and any documents to be delivered in accordance with this Agreement (including the Irrevocable Proxies of the Veeco Stockholders) contain the entire agreement among the parties relating to the transactions which are the subject of this Agreement, and all prior and contemporaneous negotiations, understandings and agreements among the parties (whether written or oral) with regard to the subject matter of this Agreement are superseded by this Agreement, and there are no representations, warranties, understandings or agreements concerning the transactions which are the subject of this Agreement or those other documents other than those expressly set forth in this Agreement.

                  7.3. CAPTIONS. The captions of the articles and paragraphs of this Agreement are for reference only, and do not affect the meaning or interpretation of this Agreement.

                  7.4. BINDING AGREEMENT; ASSIGNMENT.

                   (a) BINDING AGREEMENT. Each Veeco Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Veeco Shares and shall be binding upon any Person to which record or Beneficial Ownership of such Veeco Shares shall pass, wether by operation of Law or otherwise, including, without limitation, the Veeco Stockholder's heirs, distributees, guardians, administrators, executors, legal representatives, or successors, partners or other transferees (for value or otherwise) and any other successors in interest. Notwithstanding any transfer of Veeco Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

                   (b) ASSIGNMENT. Notwithstanding anything to the contrary set forth herein, no party may assign any of its rights or obligations hereunder, by operation of Law or otherwise, without the prior written consent of the other party.

                  7.5. NOTICES AND OTHER COMMUNICATIONS. Any notice or other communication under this Agreement must be in writing and will be deemed given when delivered in person or sent by facsimile (with proof of receipt at the number to which it is required to be sent), or on the third business day afer the day on which mailed by first class mail from within the United States of America, to the following addresses (or such other address as may be specified after the date of this Agreement by the party to which the notice or communication is sent):

                  If to the Company:

                  CVC, Inc.
                  525 Lee Road
                  Rochester, New York 14606
                  Attention: Christine Whitman
                  Facsimile No: (716) 458-0426

                  with a copy to:

                  Dewey Ballantine, LLP
                  1301 Avenue of the Americas
                  New York, New York 10019
                  Attention: Richard D. Pritz, Esq.
                  Facsimile No.: (212) 239-6551

                  If to any Veeco Stockholder, to such Veeco Stockholder at the address set forth under such Veeco Stockholder's signature on the signature pages to this Agreement.

                  with a copy to:

                  Kaye, Scholer, Fierman, Hays & Handler, LLP
                  425 Park Avenue
                  New York, New York 10022-3598
                  Attention:  Rory Greiss, Esq.
                  Facsimile No.:  (212) 836-8689

                  7.6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND PERFORMED IN SUCH STATE AND WITHOUT REGARD TO CONFLICTS OF LAWS DOCTRINES.

                  7.7. AMENDMENTS. Prior to the Effective Time, this Agreement may be amended only by a document in writing signed by the Company and each Veeco Stockholder.

                  7.8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, some of which may contain the signatures of some, but not all, the parties hereto. Each of those counterparts will be deemed an original, but all of them together will constitute one and the same Agreement.

                  7.9. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                  7.10. ENFORCEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in any action or proceeding relating to or arising out of this Agreement (including, with respect to a Veeco Stockholder, such Veeco Stockholder's Irrevocable Proxy) or any of the transactions contemplated hereby,
(ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such parties will not seek to change the venue of any such action or proceeding or otherwise to move any such action or proceeding to another court, whether because of inconvenience of the forum or otherwise (provided that nothing in this Section will prevent a party from removing an action or proceeding from a Delaware state court to a Federal court located in the State of Delaware), (iv) agrees that such party will not bring any action relating to this Agreement or any Irrevocable Proxy or any of the transactions contemplated hereby or thereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court and (v) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any Irrevocable Proxy or any of the transactions contemplated hereby or thereby.

                  7.11. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Irrevocable Proxies.

                  IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date in the first paragraph of this Agreement.

                                            THE COMPANY

                                            CVC, INC.

                                            By: /s/ Christine B. Whitman
                                                -------------------------
                                                   Name: Christine B. Whitman
                                                   Title: Chairman, President
                                                          and CEO

                                            VEECO STOCKHOLDERS
                                            /s/ Edward H. Braun
                                            -----------------------------
                                            Edward H. Braun

                                            Edward H. Braun's
                                              Address for Notice:
                                              1 Malcolms Landing
                                            -----------------------------
                                               Northport, NY
                                            -----------------------------
                                                        11768
                                            -----------------------------
                                            Facsimile No.:
                                                           --------------
                                            /s/ John F. Rein, Jr
                                            -----------------------------
                                            John F. Rein, Jr.

                                            John F. Rein's
                                               Address for Notice:
                                               8 Wright Road
                                            -----------------------------
                                               Rockville Centre
                                            -----------------------------
                                                         N.Y.  11570
                                            -----------------------------
                                            Facsimile No.:
                                                           --------------

                                            /s/ Emanuel N. Lakios
                                            -----------------------------
                                            Emanuel N. Lakios

                                            Emanuel N. Lakios'
                                              Address for Notice:
                                              21 Waters Edge Lane
                                            ===============================
                                              Mt. Sinai, NY
                                            ===============================
                                            Facsimile No.:___________________

                                            /s/ Joseph F. Rivlin
                                            -----------------------------
                                            Joseph F. Rivlin

                                            Joseph F. Rivlin's
                                              Address for Notice:
                                              511A  Centre Island Road
                                            ===============================
                                              Oyster Bay, N.Y. 11771
                                            ===============================
                                            Facsimile No.:___________________

                                   SCHEDULE A

VEECO STOCKHOLDER                           NO. OF EXISTING VEECO SHARES HELD

Edward H. Braun                             125,019

John F. Rein, Jr.                             1,946

Emanuel N. Lakios                             1,232

Joseph F. Rivlin                                293
                                            -------
                                            128,490


                               Schedule A - Page 1

                                                                      EXHIBIT A

                               VEECO STOCKHOLDERS
                     POWER OF ATTORNEY AND IRREVOCABLE PROXY

         Reference is hereby made to that Certain Veeco Stockholders Voting Agreement (the "VOTING AGREEMENT"), dated as of the date hereof, of which this Veeco Stockholders Power of Attorney and Irrevocable Proxy (this "IRREVOCABLE PROXY") forms a part. Capitalized terms used but not defined in this Irrevocable Proxy have the respective meanings ascribed to such terms in the Voting Agreement. This Irrevocable Proxy is being delivered by the undersigned Veeco Stockholder (the "GRANTING STOCKHOLDER") pursuant to Section 3.3 of the Voting Agreement.

         The undersigned Granting Stockholder hereby irrevocably appoints CVC, Inc., a Delaware corporation ("CVC"), and each of CVC's officers and other designees (each such Person, a "PROXYHOLDER") as the Granting Stockholder's attorney-in-fact and proxy pursuant to the provisions of Section 212 of the Delaware General Corporation Law, with full power of substitution, in the Granting Stockholder's name, place and stead, to vote and otherwise act (by written consent or otherwise) with respect to all of the Veeco Shares now owned of record or Beneficially Owned by the Granting Stockholder and of which the Granting Stockholder may hereafter acquire record or Beneficial Ownership, and any other securities, if any (the "OTHER SECURITIES"), which the Granting Stockholder is entitled to vote at any meeting of the stockholders of Veeco (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise:

                  (a) in favor of the Merger, the adoption by Veeco of the Merger Agreement and the issuance of Veeco Shares in the Merger, other matters relating to the approval of the terms of the Merger Agreement and each of the other transactions contemplated by the Merger Agreement; and

                  (b) against any proposal or transaction involving Veeco or any of its Subsidiaries if any such transaction or proposal would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement; PROVIDED, HOWEVER, that nothing set forth in this paragraph
         (b) is intended or shall be construed to grant to any Proxyholder the right to vote or otherwise act (by written consent or otherwise) with respect to any Veeco Shares or Other Securities owned of record or Beneficially Owned by the Granting Stockholder (i) against any Superior Veeco Proposal or related Veeco Acquisition Transaction or (ii) in the election of any director of Veeco.

         THIS POWER OF ATTORNEY AND IRREVOCABLE PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. The Granting Stockholder hereby revokes all other proxies and powers of attorney with respect to Veeco Shares and the Other Securities that the Granting Stockholder may have heretofore granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Granting Stockholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Granting Stockholder and any obligation of the Granting Stockholder under this Irrevocable Proxy shall be binding upon the heirs, personal representatives, successors and assigns of the Granting Stockholder.


                               Exhibit A - Page 1

         This Irrevocable Proxy shall be valid and irrevocable until, and shall terminate upon, the earlier to occur of (a) the termination of the Merger Agreement in accordance with its terms and (b) the Effective Time of the Merger.



                           ----------------------------------------------------
                            (Signature of Granting Stockholder)


                           ----------------------------------------------------
                           (Printed Name of Granting Stockholder as it Appears on Certificate Representing Veeco Shares)


                           ----------------------------------
                           (Date)




                               Exhibit A - Page 2

                               VEECO STOCKHOLDERS
                     POWER OF ATTORNEY AND IRREVOCABLE PROXY

         Reference is hereby made to that Certain Veeco Stockholders Voting Agreement (the "VOTING AGREEMENT"), dated as of the date hereof, of which this Veeco Stockholders Power of Attorney and Irrevocable Proxy (this "IRREVOCABLE PROXY") forms a part. Capitalized terms used but not defined in this Irrevocable Proxy have the respective meanings ascribed to such terms in the Voting Agreement. This Irrevocable Proxy is being delivered by the undersigned Veeco Stockholder (the "GRANTING STOCKHOLDER") pursuant to Section 3.3 of the Voting Agreement.

         The undersigned Granting Stockholder hereby irrevocably appoints CVC, Inc., a Delaware corporation ("CVC"), and each of CVC's officers and other designees (each such Person, a "PROXYHOLDER") as the Granting Stockholder's attorney-in-fact and proxy pursuant to the provisions of Section 212 of the Delaware General Corporation Law, with full power of substitution, in the Granting Stockholder's name, place and stead, to vote and otherwise act (by written consent or otherwise) with respect to all of the Veeco Shares now owned of record or Beneficially Owned by the Granting Stockholder and of which the Granting Stockholder may hereafter acquire record or Beneficial Ownership, and any other securities, if any (the "OTHER SECURITIES"), which the Granting Stockholder is entitled to vote at any meeting of the stockholders of Veeco (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise:

                  (a) in favor of the Merger, the adoption by Veeco of the Merger Agreement and the issuance of Veeco Shares in the Merger, other matters relating to the approval of the terms of the Merger Agreement and each of the other transactions contemplated by the Merger Agreement; and

                  (b) against any proposal or transaction involving Veeco or any of its Subsidiaries if any such transaction or proposal would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement; PROVIDED, HOWEVER, that nothing set forth in this paragraph
         (b) is intended or shall be construed to grant to any Proxyholder the right to vote or otherwise act (by written consent or otherwise) with respect to any Veeco Shares or Other Securities owned of record or Beneficially Owned by the Granting Stockholder (i) against any Superior Veeco Proposal or related Veeco Acquisition Transaction or (ii) in the election of any director of Veeco.

         THIS POWER OF ATTORNEY AND IRREVOCABLE PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. The Granting Stockholder hereby revokes all other proxies and powers of attorney with respect to Veeco Shares and the Other Securities that the Granting Stockholder may have heretofore granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Granting Stockholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Granting Stockholder and any obligation of the Granting Stockholder under this Irrevocable Proxy shall be binding upon the heirs, personal representatives, successors and assigns of the Granting Stockholder.

         This Irrevocable Proxy shall be valid and irrevocable until, and shall terminate upon, the earlier to occur of (a) the termination of the Merger Agreement in accordance with its terms and (b) the Effective Time of the Merger.


                           /s/ Edward H. Braun
                           ----------------------------------------------------
                            (Signature of Granting Stockholder)

                                 Edward H. Braun
                           ----------------------------------------------------
                           (Printed Name of Granting Stockholder as it Appears on Certificate Representing Veeco Shares)

                                 Feb. 29, 2000
                           ----------------------------------
                           (Date)


                               Exhibit A - Page 2

                               VEECO STOCKHOLDERS
                     POWER OF ATTORNEY AND IRREVOCABLE PROXY

         Reference is hereby made to that Certain Veeco Stockholders Voting Agreement (the "VOTING AGREEMENT"), dated as of the date hereof, of which this Veeco Stockholders Power of Attorney and Irrevocable Proxy (this "IRREVOCABLE PROXY") forms a part. Capitalized terms used but not defined in this Irrevocable Proxy have the respective meanings ascribed to such terms in the Voting Agreement. This Irrevocable Proxy is being delivered by the undersigned Veeco Stockholder (the "GRANTING STOCKHOLDER") pursuant to Section 3.3 of the Voting Agreement.

         The undersigned Granting Stockholder hereby irrevocably appoints CVC, Inc., a Delaware corporation ("CVC"), and each of CVC's officers and other designees (each such Person, a "PROXYHOLDER") as the Granting Stockholder's attorney-in-fact and proxy pursuant to the provisions of Section 212 of the Delaware General Corporation Law, with full power of substitution, in the Granting Stockholder's name, place and stead, to vote and otherwise act (by written consent or otherwise) with respect to all of the Veeco Shares now owned of record or Beneficially Owned by the Granting Stockholder and of which the Granting Stockholder may hereafter acquire record or Beneficial Ownership, and any other securities, if any (the "OTHER SECURITIES"), which the Granting Stockholder is entitled to vote at any meeting of the stockholders of Veeco (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise:

                  (a) in favor of the Merger, the adoption by Veeco of the Merger Agreement and the issuance of Veeco Shares in the Merger, other matters relating to the approval of the terms of the Merger Agreement and each of the other transactions contemplated by the Merger Agreement; and

                  (b) against any proposal or transaction involving Veeco or any of its Subsidiaries if any such transaction or proposal would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement; PROVIDED, HOWEVER, that nothing set forth in this paragraph
         (b) is intended or shall be construed to grant to any Proxyholder the right to vote or otherwise act (by written consent or otherwise) with respect to any Veeco Shares or Other Securities owned of record or Beneficially Owned by the Granting Stockholder (i) against any Superior Veeco Proposal or related Veeco Acquisition Transaction or (ii) in the election of any director of Veeco.

         THIS POWER OF ATTORNEY AND IRREVOCABLE PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. The Granting Stockholder hereby revokes all other proxies and powers of attorney with respect to Veeco Shares and the Other Securities that the Granting Stockholder may have heretofore granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Granting Stockholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Granting Stockholder and any obligation of the Granting Stockholder under this Irrevocable Proxy shall be binding upon the heirs, personal representatives, successors and assigns of the Granting Stockholder.

         This Irrevocable Proxy shall be valid and irrevocable until, and shall terminate upon, the earlier to occur of (a) the termination of the Merger Agreement in accordance with its terms and (b) the Effective Time of the Merger.


                           /s/ Joseph Z. Rivlin
                           ----------------------------------------------------
                            (Signature of Granting Stockholder)

                                Joseph Z. Rivlin
                           ----------------------------------------------------
                           (Printed Name of Granting Stockholder as it Appears on Certificate Representing Veeco Shares)

                                 2-29-2000
                           ----------------------------------
                           (Date)


                               Exhibit A - Page 2

                               VEECO STOCKHOLDERS
                     POWER OF ATTORNEY AND IRREVOCABLE PROXY

         Reference is hereby made to that Certain Veeco Stockholders Voting Agreement (the "VOTING AGREEMENT"), dated as of the date hereof, of which this Veeco Stockholders Power of Attorney and Irrevocable Proxy (this "IRREVOCABLE PROXY") forms a part. Capitalized terms used but not defined in this Irrevocable Proxy have the respective meanings ascribed to such terms in the Voting Agreement. This Irrevocable Proxy is being delivered by the undersigned Veeco Stockholder (the "GRANTING STOCKHOLDER") pursuant to Section 3.3 of the Voting Agreement.

         The undersigned Granting Stockholder hereby irrevocably appoints CVC, Inc., a Delaware corporation ("CVC"), and each of CVC's officers and other designees (each such Person, a "PROXYHOLDER") as the Granting Stockholder's attorney-in-fact and proxy pursuant to the provisions of Section 212 of the Delaware General Corporation Law, with full power of substitution, in the Granting Stockholder's name, place and stead, to vote and otherwise act (by written consent or otherwise) with respect to all of the Veeco Shares now owned of record or Beneficially Owned by the Granting Stockholder and of which the Granting Stockholder may hereafter acquire record or Beneficial Ownership, and any other securities, if any (the "OTHER SECURITIES"), which the Granting Stockholder is entitled to vote at any meeting of the stockholders of Veeco (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise:

                  (a) in favor of the Merger, the adoption by Veeco of the Merger Agreement and the issuance of Veeco Shares in the Merger, other matters relating to the approval of the terms of the Merger Agreement and each of the other transactions contemplated by the Merger Agreement; and

                  (b) against any proposal or transaction involving Veeco or any of its Subsidiaries if any such transaction or proposal would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement; PROVIDED, HOWEVER, that nothing set forth in this paragraph
         (b) is intended or shall be construed to grant to any Proxyholder the right to vote or otherwise act (by written consent or otherwise) with respect to any Veeco Shares or Other Securities owned of record or Beneficially Owned by the Granting Stockholder (i) against any Superior Veeco Proposal or related Veeco Acquisition Transaction or (ii) in the election of any director of Veeco.

         THIS POWER OF ATTORNEY AND IRREVOCABLE PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. The Granting Stockholder hereby revokes all other proxies and powers of attorney with respect to Veeco Shares and the Other Securities that the Granting Stockholder may have heretofore granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Granting Stockholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Granting Stockholder and any obligation of the Granting Stockholder under this Irrevocable Proxy shall be binding upon the heirs, personal representatives, successors and assigns of the Granting Stockholder.

         This Irrevocable Proxy shall be valid and irrevocable until, and shall terminate upon, the earlier to occur of (a) the termination of the Merger Agreement in accordance with its terms and (b) the Effective Time of the Merger.


                           /s/ John F. Rein, Jr.
                           ----------------------------------------------------
                            (Signature of Granting Stockholder)

                                 John F. Rein, Jr.
                           ----------------------------------------------------
                           (Printed Name of Granting Stockholder as it Appears on Certificate Representing Veeco Shares)

                                 Feb. 29, 2000
                           ----------------------------------
                           (Date)


                               Exhibit A - Page 2

                               VEECO STOCKHOLDERS
                     POWER OF ATTORNEY AND IRREVOCABLE PROXY

         Reference is hereby made to that Certain Veeco Stockholders Voting Agreement (the "VOTING AGREEMENT"), dated as of the date hereof, of which this Veeco Stockholders Power of Attorney and Irrevocable Proxy (this "IRREVOCABLE PROXY") forms a part. Capitalized terms used but not defined in this Irrevocable Proxy have the respective meanings ascribed to such terms in the Voting Agreement. This Irrevocable Proxy is being delivered by the undersigned Veeco Stockholder (the "GRANTING STOCKHOLDER") pursuant to Section 3.3 of the Voting Agreement.

         The undersigned Granting Stockholder hereby irrevocably appoints CVC, Inc., a Delaware corporation ("CVC"), and each of CVC's officers and other designees (each such Person, a "PROXYHOLDER") as the Granting Stockholder's attorney-in-fact and proxy pursuant to the provisions of Section 212 of the Delaware General Corporation Law, with full power of substitution, in the Granting Stockholder's name, place and stead, to vote and otherwise act (by written consent or otherwise) with respect to all of the Veeco Shares now owned of record or Beneficially Owned by the Granting Stockholder and of which the Granting Stockholder may hereafter acquire record or Beneficial Ownership, and any other securities, if any (the "OTHER SECURITIES"), which the Granting Stockholder is entitled to vote at any meeting of the stockholders of Veeco (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise:

                  (a) in favor of the Merger, the adoption by Veeco of the Merger Agreement and the issuance of Veeco Shares in the Merger, other matters relating to the approval of the terms of the Merger Agreement and each of the other transactions contemplated by the Merger Agreement; and

                  (b) against any proposal or transaction involving Veeco or any of its Subsidiaries if any such transaction or proposal would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement; PROVIDED, HOWEVER, that nothing set forth in this paragraph
         (b) is intended or shall be construed to grant to any Proxyholder the right to vote or otherwise act (by written consent or otherwise) with respect to any Veeco Shares or Other Securities owned of record or Beneficially Owned by the Granting Stockholder (i) against any Superior Veeco Proposal or related Veeco Acquisition Transaction or (ii) in the election of any director of Veeco.

         THIS POWER OF ATTORNEY AND IRREVOCABLE PROXY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. The Granting Stockholder hereby revokes all other proxies and powers of attorney with respect to Veeco Shares and the Other Securities that the Granting Stockholder may have heretofore granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Granting Stockholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Granting Stockholder and any obligation of the Granting Stockholder under this Irrevocable Proxy shall be binding upon the heirs, personal representatives, successors and assigns of the Granting Stockholder.

         This Irrevocable Proxy shall be valid and irrevocable until, and shall terminate upon, the earlier to occur of (a) the termination of the Merger Agreement in accordance with its terms and (b) the Effective Time of the Merger.


                           /s/ Emanuelle N. Lakios
                           ----------------------------------------------------
                            (Signature of Granting Stockholder)

                                 Emanuelle N. Lakios
                           ----------------------------------------------------
                           (Printed Name of Granting Stockholder as it Appears on Certificate Representing Veeco Shares)

                                 2/29/2000
                           ----------------------------------
                           (Date)


                               Exhibit A - Page 2